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                                                                     Exhibit 5.1

                                November 23, 2001

                                                            FILE NO. 023395-0004


Hibbett Sporting Goods, Inc.
451 Industrial Lane
Birmingham, Alabama 35211


             Re:      REGISTRATION STATEMENT NO. 333-_______;
                      1,000,000 SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE

Ladies and Gentlemen:

         In connection with the registration of the sale of 1,000,000 shares of common stock of the Company, par value $.01 per share (the "Shares"), owned by The SK Equity Fund, L.P. and SK Investment Fund, L.P., under the Securities Act of 1933, as amended (the "Act"), by Hibbett Sporting Goods, Inc., a Delaware corporation (the "Company"), on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on November 23, 2001 (File No. 333- ____) (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

         In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

         Subject to the foregoing, it is our opinion that the Shares have been duly authorized, and are validly issued, fully paid and nonassessable.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters".

                                                  Very truly yours,

                                                  Latham & Watkins